Exhibit 99.1

13 March 2023

Update on Silicon Valley Bank

Life360 exposure expected to be up to $5.6 million, with no significant disruption to operations

Background

San Francisco area-based Life360, Inc. (“Life360” or the “Company”) (ASX: 360) is evaluating the impact of Silicon Valley Bank (“SVB”) being closed on Friday, March 10, 2023 (U.S. Pacific time) by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. According to the FDIC, all insured depositors of SVB will have full access to their insured deposits no later than Monday, March 13, 2023 (U.S. Pacific time). The FDIC has stated that it will pay uninsured depositors an advance dividend, which will be a portion of the amount of uninsured deposits they have at SVB. Uninsured depositors are expected to receive a receivership certificate for the remaining amount of their uninsured funds. A receivership certificate entitles the holder to the remaining amount of their uninsured funds to be satisfied from (but only to the extent of available) proceeds from the liquidation of SVB’s assets in the form of additional dividends. As the FDIC sells the assets of SVB, future dividend payments may be made to uninsured depositors.

Life360 exposure

As of March 10, 2023, the Company had cash and cash equivalents of approximately $95.1 million, including $6.1 million in deposits with SVB, and $75.4 million in shares of money market mutual funds managed by Morgan Stanley, Blackrock and Western Asset, which are invested in short-term, AAA-rated U.S. Government Treasury and Government Agency securities. Although SVB acted as custodian of these accounts, the Company understands that these accounts were not co-mingled with SVB’s assets. As a result, the Company expects that the FDIC should act to liquidate the funds and disburse these amounts, or otherwise make the funds available, to the Company (subject to FDIC confirmation of customer ownership) in the near term, but timing has not been confirmed by the FDIC.

In addition, $13.3 million, representing most of Life360’s restricted cash, is held by PNC Bank as escrow funds related to the Tile acquisition. An additional $0.3 million is held in an operating account with the Bank of Montreal.

The remaining $6.1 million was held in several operating and collateral accounts with SVB as detailed in the table below and is therefore under the control of the FDIC. Across the three entities in the group, the Company expects to have access to approximately $0.5 million in the aggregate in FDIC-insured funds. The FDIC has stated that it expects to pay uninsured depositors an advance dividend. There remains considerable uncertainty as to the extent of these dividends and the overall eventual recovery of these funds, if any, will depend on the success of the FDIC in selling the assets of SVB. As a result, management believes that its exposure to loss may be between zero and approximately $5.6 million.

Management currently expects there to be material updates as to the timing of release of funds prior to the opening of U.S. public markets tomorrow (Monday U.S. time). The Company will provide the market with an update as soon as any material further information comes to hand.

Life360’s cash components are set out in the table below:

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com	Page 1

Note: all references to $ are to US$

Legal Entity $M	Account type	SVB Operating Accounts	Treasury/Govt money market accounts (SVB custodian only)	Other Accounts	Total Cash and cash equivalents
Life360, Inc	Operating	0.0	56.9		56.9
Tile, Inc	Operating	1.0	16.8		17.8
Tile, Inc	Euro	2.0			2.0
Tile, Inc	GBP	1.7			1.7
Tile, Inc	Collateral	1.1			1.1
Jiobit, Inc	Operating	0.3	1.6		1.9
Life360, Inc	Escrow account at PNC Bank			13.3	13.3
Tile Network Canada ULC	Bank of Montreal			0.3	0.3
Total Cash and cash equivalents		6.1	75.4	13.6	95.1
Insured accounts		(0.5)
SVB Accounts at risk		5.6

Note: May not add due to rounding

The SVB closure occurred at the peak of the Company’s monthly cash cycle and as a result the Company expects its cash position at the end of the first quarter to be in line with previous estimates (assuming normal operating cadence) in the range of $70-75 million, including restricted funds.

Notwithstanding the closure of SVB, the Company continues to believe that its existing cash and cash equivalents balance and cash flow from operations will be sufficient to meet its working capital, capital expenditures, and material cash requirements from known contractual obligations for the next twelve months.

Other information issued in connection with developments related to our position with SVB will be available on our website located at https://investors.life360.com/investor-relations/.

Investor Conference Call

An Investor Conference Call with Chris Hulls (Co-Founder and CEO) and Russell Burke (CFO) will be held at 9.30am AEDT today, Monday 13 March, 2023 (Sunday 12 March 2023 US PT at 3.30pm). The call will be held as a Zoom audio webinar.

Participants wishing to ask a question should register and join via their browser here

Participants joining via telephone will be in a listen only mode.

Dial in details

Australia : +61 8 6119 3900

US : +1 669 900 6833

Other countries : details

Meeting ID : 992 0209 9877

A replay will be available after the call at https://investors.life360.com

Authorization

Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX.

About Life360

Life360 operates a platform for today’s busy families, bringing them closer together by helping them better know, communicate with, and protect the pets, people and things they care about most. The Company’s core offering, the Life360 mobile app, is a market leading app for families, with features that range from communications to driving safety and location sharing. Life360 is based in the San Francisco area and had approximately 47.0 million monthly active users (MAU) as of September 30, 2022, located in more than 150 countries. For more information, please visit life360.com.

Life360, Inc. | ARBN 629 412 942 | 539 Bryant St, Suite 402, San Francisco, CA 94107 | investors.life360.com	Page 2

Tile, a Life360 company, locates millions of unique items every day by giving everything the power of smart location. Leveraging its superior nearby finding features and vast community that spans over 150 countries, Tile’s cloud-based finding platform helps people find the things that matter to them most. In addition to trackers in multiple form factors for a variety of use cases, Tile’s finding technology is embedded in over 55 partner products across audio, travel, wearables, smart home, and PC categories. For more information, please visit Tile.com.

Contacts

For Australian investor enquiries:	For Australian media enquiries:
Jolanta Masojada, +61 417 261 367	Giles Rafferty, +61 481 467 903
jmasojada@life360.com	grafferty@firstadvisers.com.au

For U.S. investors:	For U.S. media inquiries:
Investors@life360.com	press@life360.com

Life360’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers of securities which are made outside the US. Accordingly, the CDIs, have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future except in very limited circumstances until after the end of the restricted period, unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act.

Forward-looking statements

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be about future events, including statements regarding estimates regarding the sufficiency of the Company’s cash and cash equivalents and cash flow from operations and the extent and timing of the Company’s ability to recover its cash in deposit at SVB. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. While due care has been used in the preparation of forecast information, actual results may vary in a materially positive or negative manner. Forward-looking statements are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. They are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks described in the Company’s ASX filings, Form 10 Registration Statement and subsequent reports filed with the Securities and Exchange Commission. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360.

Life360, Inc. | ARBN 629 412 942 | 539 Bryant St, Suite 402, San Francisco, CA 94107 | investors.life360.com	Page 3